Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
January 24, 2006	CONTACT: Mark A. Wendel
(276) 326-9000
First Community Bancshares, Inc. Announces Record Fourth Quarter and Annual Earnings
Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) today reported record earnings of $7.1 million for the fourth quarter of 2005, or $0.63 diluted earnings per share. This represents a 17% increase over fourth quarter 2004 earnings of $6.1 million, or $0.54 diluted earnings per share. Net income for the full year 2005 increased 17% to $26.2 million, or $2.31 diluted earnings per share, compared to $22.4 million, or $1.97 diluted earnings per share in 2004, and represents record annual earnings for the Company. Return on average assets for the fourth quarter of 2005 was 1.42%, which was an increase compared to the last four quarters. Return on average equity for the fourth quarter of 2005 was 14.47%, compared to 13.20% for the same period in 2004.
During the fourth quarter, the Bank sold its Clifton Forge, Virginia branch location. The transaction resulted in a deposit premium of approximately $3.4 million and real estate gains of $1.0 million. According to CEO John M. Mendez, “the decision to sell the Clifton Forge office is part of the Company’s continuing effort to increase shareholder value through the ongoing evaluation of the branch network. Capital generated through the sale will be redirected to support continued expansion in the Company’s targeted growth markets in the Southeast.” During the quarter, the Company opened a loan production office in Kernersville, North Carolina, and has plans to open five de novo branches, convert three loan production offices to full service locations, and open two new loan production offices in 2006 and 2007. Most of these locations will be in the Richmond, Virginia and Winston-Salem, North Carolina metropolitan areas.
Also in the fourth quarter, as previously announced, the Company restructured certain liabilities which will have an immediate positive impact on earnings. First Community prepaid $77 million of FHLB advances and incurred prepayment penalties of approximately $3.8 million. The retired advances had a weighted-average interest rate of 5.96% and maturity of 4.3 years. In January, the Company borrowed $75 million in new adjustable-rate advances from the FHLB, of which $50 million of the advances were hedged by an interest rate swap to approximate a fixed rate of 4.34%. On this portion of the new advances, the Company expects to save over $810 thousand annually in interest expense. The remaining $25 million will float at an interest rate equal to 3-month LIBOR less 45 basis points. The initial interest rate on the floating portion of the FHLB advance is 4.10%, approximately 186 basis points less than the weighted-average rate of the prepaid advances.
Financial Highlights
Fourth Quarter 2005 vs. 2004
•	The total loan portfolio grew 7.5% to $1.33 billion with total fourth quarter production of over $200 million, and annual production of over $855 million. Commercial loans grew 8.4% and retail loans grew 6.1% in 2005. The Bank’s thirteen de novo and loan production offices contributed $97 million to loan growth in 2005.
•	Net interest income was $18.8 million, an improvement of $882 thousand, or 4.9%. The increase was due primarily to an increase of $92 million in the average balance of loans held for investment, part of a $142 million increase in average earning assets.
•	The increase in earning assets was funded, in large part, by $70 million growth in average customer deposits within the existing branch network.

•	Tax-equivalent net interest margin was 4.29%, down slightly from 4.33% for the third quarter of 2005, and from 4.45% for the fourth quarter of 2004. Like our peers, the margin has been impacted by the flattening of the treasury yield curve.
•	Non-interest income was $8.9 million. However, excluding the gain from the branch sale, non-interest income was $4.6 million compared to $4.2 million, an 8.2% increase. The increase reflects continued improvement in the areas of service charges on deposit accounts and all other service charges, commissions and fees. Service charges on deposit accounts increased $264 thousand, or 11%. Other service charges, commissions and fees increased $126 thousand, or 21%.
•	Non-interest expense was $17.5 million. However, excluding the FHLB advance prepayment penalty, non-interest expense was $13.7 million, compared to $12.7 million for the fourth quarter of 2004. Most of the 8.5% increase can be attributed to increases in salaries and benefits from the Company’s expansion efforts and from increased incentive accruals reflecting 2005 performance, as well as increased health care costs. Excluding the effects of the branch sale gains and the prepayment penalties, the efficiency ratio was 56.0% compared to 54.5%.
•	Credit quality remains sound with total delinquencies as a percent of total loans at 0.79% at December 31, 2005, compared with 0.83% at December 31, 2004. The ratio of allowance for credit losses as a percent of loans held for investment was 1.14% compared to 1.32%. The provision for credit losses was $887 thousand compared to the $264 thousand. Net charge-offs were $632 thousand compared to an unusually low $158 thousand for fourth quarter 2004.
•	During the fourth quarter, the board of directors declared a dividend to stockholders of twenty-five and a half cents ($0.255). The dividend represents an increase of 2.0% over the $0.25 per share paid in the fourth quarter of 2004. 2005 was the 15th consecutive year of regular dividend increases to stockholders. Dividends have increased at an average annual rate of over 11% since 1990. 2005 dividend yield was 3.3% based on the year-end closing price of $31.16.
Year End 2005 vs. 2004
•	Net interest income grew $4.6 million, or 6.6%. Tax-equivalent net interest margin was 4.40% compared to 4.41%.
•	Non-interest income was $22.3 million, an increase of $4.9 million, or 29%. The bulk of the increase was due to gains realized from the branch sale. Wealth management income increased 19%, service charges on deposit accounts increased 11%, and other service charges, commissions and fees increased 24%.
•	Non-interest expense, excluding the prepayment penalty, increased $4.6 million to $52.6 million. 2005 marked the first full year of expense absorption associated with the March 2004 acquisition of People’s Community Bank in Tennessee. Also contributing to the increases are increased health and welfare benefit costs, the Company’s continued expansion through loan production offices, as well as increases in supporting infrastructure. Excluding the effects of the branch sale gain and the prepayment penalties, the efficiency ratio for the full 2005 year was 54.7% compared to 53.2% in 2004.
•	Net charge-offs were $4.9 million compared to $2.7 million. Net charge-offs were elevated due to the resolution of a $4.3 million non-accruing commercial loan to a hospitality concern. The net loss from the transaction was $1.5 million. Non-performing loans decreased to $3.4 million, a $1.8 million improvement. Non-performing loans as a percentage of loans held for investment were 0.25% compared to 0.42% in 2004.
•	Consolidated assets increased $121.7 million, a 6.6% growth rate, to $1.95 billion compared to $1.83 billion. Deposits and customer repurchase agreements increased $61.2 million, a growth rate of 4.2%, net of the $45 million transfer of deposits in the sale of the Clifton Forge, Virginia, branch location. On a same-store basis, deposits and customer repurchase agreements increased 7.7%.

•	Total stockholders’ equity for the Company was $193.8 million, resulting in a book value per common share outstanding of $17.23 compared to $183.2 million and $16.29 per common share.
The Company will host an investor and media teleconference and webcast on Wednesday, January 25, 2006 at 10:00 a.m. To access the teleconference, the toll-free number to call is (877) 407-8031. Alternatively, individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Current News Releases section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s fourth quarter 2005 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail. To request a copy, contact Dave Brown at (800) 425-0839.
First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $1.95 billion bank holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. operates through fifty-one full service banking locations, ten loan production offices, and six wealth management offices in the four states of Virginia, West Virginia, North Carolina and Tennessee. First Community Bank, N. A. is also the parent of Stone Capital Management, Inc., a SEC registered investment advisory firm, which offers wealth management and investment advice. The Company also offers wealth management services through its Trust & Financial Services Division, which as of December 31, 2005 manages assets with a market value of $487 million. First Community Bancshares, Inc.’s common stock is traded on the NASDAQ National Market under the symbol “FCBC”. Additional investor information can be found on the Internet at www.fcbinc.com.
This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Consolidated Statements of Income

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
(Dollars in Thousands, Except Share and Per Share Data)(Unaudited)		2005	2004	2005	2004
Interest	Interest and fees on loans held for investment	$23,841	$20,518	$90,024	$76,713
Income	Interest on securities-taxable	3,322	2,460	11,077	12,119
	Interest on securities-nontaxable	1,854	1,727	7,451	6,712
	Interest on federal funds sold and deposits	341	197	1,077	592

	Total interest income	29,358	24,902	109,629	96,136

Interest	Interest on deposits	7,225	4,648	24,030	18,478
Expense	Interest on borrowings	3,380	2,383	11,850	8,475

	Total interest expense	10,605	7,031	35,880	26,953

	Net interest income	18,753	17,871	73,749	69,183
	Provision for loan losses	882	264	3,706	2,671

	Net interest income after provision for loan losses	17,871	17,607	70,043	66,512

Non-Interest	Wealth management income	716	702	2,956	2,489
Income	Service charges on deposit accounts	2,664	2,400	10,095	9,122
	Other service charges, commissions and fees	723	597	2,785	2,239
	Gain on sale of securities	74	95	753	1,604
	Other operating income	4,771	440	5,683	1,875

	Total non-interest income	8,948	4,234	22,272	17,329

Non-Interest	Salaries and employee benefits	7,656	7,064	29,686	26,646
Expense	Occupancy expense of bank premises	992	900	3,903	3,559
	Furniture and equipment expense	867	764	3,319	2,872
	Amortization of intangible assets	102	112	435	399
	Prepayment penalties on FHLB advances	3,794	—	3,794	—
	Other operating expense	4,118	3,822	15,307	14,559

	Total non-interest expense	17,529	12,662	56,444	48,035

	Income from continuing operations before income taxes	9,290	9,179	35,871	35,806
	Income tax expense continuing operations	2,158	2,969	9,530	9,786

	Income from continuing operations	7,132	6,210	26,341	26,020

	Loss from discontinued operations before tax	(27)	(215)	(233)	(5,746)
	Income tax benefit from discontinued operations	(11)	(84)	(91)	(2,090)

	Loss from discontinued operations	(16)	(131)	(142)	(3,656)

	Net income	$7,116	$6,079	$26,199	$22,364

	Basic earnings per common share (EPS)	$0.63	$0.54	$2.32	$1.99
	Diluted earnings per common share (DEPS)	$0.63	$0.54	$2.31	$1.97
	Basic earnings per common share-continuing operations	$0.63	$0.55	$2.34	$2.32
	Diluted earnings per common share-continuing operations	$0.63	$0.55	$2.32	$2.29
	Weighted Average Shares Outstanding:
	Basic	11,268,496	11,248,137	11,269,258	11,238,648
	Diluted	11,340,526	11,355,202	11,341,804	11,337,606
	For the period:
	Return on average assets	1.42%	1.32%	1.36%	1.24%
	Return on average assets-continuing operations	1.43%	1.35%	1.37%	1.45%
	Return on average equity	14.47%	13.20%	13.74%	12.53%
	Return on average equity-continuing operations	14.51%	13.48%	13.81%	14.58%
	Return on average tangible equity	21.27%	20.11%	20.45%	18.59%
	Return on average tangible equity-continuing operations	21.32%	20.54%	20.56%	21.60%
	Cash dividends per share	$0.255	$0.25	$1.02	$1.00
	At period end:
	Book value per share	$17.23	$16.29	$17.23	$16.29
	Market value	$31.16	$36.08	$31.16	$36.08

First Community Bancshares, Inc.
Quarterly Performance Summary
Income Statements

		As of and for the Quarter Ended
(Dollars in Thousands Except Share and Per Share Data)		December 31,	September 30,	June 30,	March 31,	December 31,
(Unaudited)		2005	2005	2005	2005	2004
Interest	Interest and fees on loans held for investment	$23,841	$23,263	$22,192	$20,728	$20,518
Income	Interest on securities-taxable	3,322	2,904	2,555	2,296	2,460
	Interest on securities-nontaxable	1,854	1,783	1,865	1,949	1,727
	Interest on federal funds sold and deposits	341	343	178	215	197

	Total interest income	29,358	28,293	26,790	25,188	24,902

Interest	Interest on deposits	7,225	6,296	5,547	4,962	4,648
Expense	Interest on borrowings	3,380	3,276	2,721	2,473	2,383

	Total interest expense	10,605	9,572	8,268	7,435	7,031

	Net interest income	18,753	18,721	18,522	17,753	17,871
	Provision for loan losses	882	1,060	1,073	691	264

	Net interest income after provision for loan losses	17,871	17,661	17,449	17,062	17,607

Non-Int	Wealth management income	716	757	793	689	702
Income	Service charges on deposit accounts	2,664	2,660	2,623	2,148	2,400
	Other service charges, commissions and fees	723	733	671	659	597
	Gain (loss) on Securities	74	536	121	22	95
	Other operating income	4,771	346	362	204	440

	Total non-interest income	8,948	5,032	4,570	3,722	4,234

Non-Int	Salaries and employee benefits	7,656	7,260	7,452	7,318	7,064
Expense	Occupancy expense of bank premises	992	1,000	968	943	900
	Furniture and equipment expense	867	855	813	784	764
	Amortization of intangible assets	102	112	111	110	112
	Prepayment penalties on FHLB advances	3,794	—	—	—	—
	Other operating expense	4,118	3,891	3,957	3,341	3,822

	Total non-interest expense	17,529	13,118	13,301	12,496	12,662

	Income before income taxes-continuing operations	9,290	9,575	8,718	8,288	9,179
	Income tax expense-continuing operations	2,158	2,641	2,494	2,237	2,969

	Income from continuing operations	7,132	6,934	6,224	6,051	6,210

	Loss before tax-discontinued operations	(27)	(36)	(39)	(131)	(215)
	Income tax benefit -discontinued operations	(11)	(14)	(15)	(51)	(84)

	Loss from discontinued operations	(16)	(22)	(24)	(80)	(131)

	Net income	$7,116	$6,912	$6,200	$5,971	$6,079

Per	Basic EPS	$0.63	$0.61	$0.55	$0.53	$0.54
Share	Diluted EPS	$0.63	$0.61	$0.55	$0.53	$0.54
Data	Basic EPS from continuing operations	$0.63	$0.61	$0.55	$0.54	$0.55
	Diluted EPS from continuing operations	$0.63	$0.61	$0.55	$0.53	$0.55
	Cash dividends per share	$0.255	$0.255	$0.255	$0.255	$0.25
	Weighted Average Shares Outstanding:
	Basic	11,268,496	11,275,156	11,273,724	11,259,494	11,248,137
	Diluted	11,340,526	11,342,912	11,344,480	11,339,136	11,355,202
	Actual shares outstanding at period end	11,251,803	11,273,248	11,274,391	11,271,835	11,250,927
	Book Value per share at period end	$17.23	$17.15	$16.83	$16.35	$16.29
	Market Value per share at period end	$31.16	$29.34	$32.50	$28.07	$36.08

First Community Bancshares, Inc.
Quarterly Balance Sheets
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2005	2005	2005	2005	2004
	(Dollars in Thousands)
Cash and due from banks	$46,872	$48,122	$43,415	$34,328	$37,294
Interest-bearing deposits with banks	10,667	47,822	64,488	48,942	17,452
Securities available for sale	417,257	424,631	381,540	372,585	388,678
Securities held to maturity	24,173	24,723	29,854	32,009	34,221
Loans held for sale	1,274	1,377	1,075	1,182	1,194
Loans held for investment, net of unearned income	1,331,039	1,321,221	1,296,728	1,282,546	1,238,756
Less allowance for loan losses	14,736	14,486	15,984	16,543	16,339

Net loans	1,316,303	1,306,735	1,280,744	1,266,003	1,222,417
Premises and equipment	34,993	35,640	35,796	35,869	37,360
Other real estate owned	1,400	1,690	975	1,389	1,419
Interest receivable	10,232	10,175	9,476	9,124	8,554
Intangible assets	61,119	61,287	61,399	61,510	61,310
Other assets	28,261	25,312	26,496	23,895	20,923

Total Assets	$1,952,551	$1,987,514	$1,935,258	$1,886,836	$1,830,822

Deposits:
Demand	$230,542	$237,455	$235,217	$220,741	$221,499
Interest-bearing demand	144,314	152,331	150,112	154,316	150,127
Savings	355,184	375,027	350,189	364,933	385,134
Time	675,904	681,225	662,381	661,882	602,304

Total Deposits	1,405,944	1,446,038	1,397,899	1,401,872	1,359,064
Interest, taxes and other liabilities	16,877	15,169	15,122	15,625	14,313
Federal funds purchased	82,500	—	—	—	32,500
Securities sold under agreements to repurchase	124,154	125,739	125,285	128,244	109,857
FHLB and other indebtedness	129,231	207,180	207,231	156,822	131,855

Total Liabilities	1,758,706	1,794,126	1,745,537	1,702,563	1,647,589

Common stock, $1 par value	11,496	11,496	11,496	11,491	11,472
Additional paid-in capital	108,573	108,606	108,639	108,576	108,263
Retained earnings	82,725	78,484	74,444	71,116	68,019
Treasury stock, at cost	(7,625)	(6,897)	(6,864)	(6,804)	(6,881)
Accumulated other comprehensive income (loss)	(1,324)	1,699	2,006	(106)	2,360

Total Stockholders’ Equity	193,845	193,388	189,721	184,273	183,233

Total Liabilities and Stockholders’ Equity	$1,952,551	$1,987,514	$1,935,258	$1,886,836	$1,830,822

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2005	2005	2005	2005	2004
	(Dollars in Thousands)
Ratios
Return on average assets	1.42%	1.40%	1.31%	1.30%	1.32%
Return on average assets-continuing operations	1.43%	1.40%	1.32%	1.32%	1.35%
Return on average equity	14.47%	14.23%	13.19%	13.00%	13.20%
Return on average equity-continuing operations	14.51%	14.28%	13.24%	13.17%	13.48%
Return on average tangible equity	21.27%	21.08%	19.78%	19.57%	20.11%
Return on average tangible equity-continuing operations	21.32%	21.15%	19.85%	19.83%	20.54%
Net interest margin	4.29%	4.33%	4.51%	4.47%	4.45%
Efficiency Ratio at end of period-continuing operations	55.98%	53.23%	54.57%	54.94%	54.52%
Equity as a percent of total assets at end of period	9.93%	9.73%	9.80%	9.77%	10.01%
Average earning assets as a percentage of average total assets	92.12%	92.09%	91.95%	91.93%	91.92%
Average loans (not including loans held for sale) as a percentage of average deposits	92.34%	92.94%	92.48%	91.21%	90.31%

Average Balances
Investments	$464,713	$444,720	$416,279	$416,422	$414,855
Loans	1,326,858	1,320,434	1,299,358	1,260,521	1,234,932
Earning Assets	1,826,221	1,804,504	1,739,147	1,707,710	1,684,058
Total Assets	1,982,411	1,959,583	1,891,333	1,857,645	1,832,023
Deposits	1,436,927	1,420,799	1,405,086	1,381,929	1,367,365
Interest-bearing deposits	1,202,972	1,187,958	1,176,779	1,162,230	1,143,060
Average Borrowings	334,917	331,142	284,562	273,965	269,420
Average Interest-bearing Liabilities	1,537,889	1,519,100	1,461,341	1,436,195	1,412,480
Average Equity	195,051	192,648	188,532	186,332	183,258
Tax-equivalent Net Interest Income	19,762	19,691	19,535	18,833	18,824

Calculation Purposes Only:
End of Period:
Total Assets	$1,952,551	$1,987,514	$1,935,258	$1,886,836	$1,830,822
Continuing Assets	$1,952,551	$1,987,514	$1,935,258	$1,886,836	$1,830,822
Total Equity	$193,845	$193,388	$189,721	$184,273	$183,233

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2005	2005	2005	2005	2004
		(Dollars in Thousands)
Asset Quality Analysis:
Allowance for Credit Losses:
Beginning balance	$14,946	$16,597	$16,543	$16,339	$16,233
Provision for Credit Losses	887	907	1,294	691	264
Charge-offs	(1,417)	(3,037)	(1,638)	(844)	(718)
Recoveries	785	479	398	357	560

Net charge-offs	(632)	(2,558)	(1,240)	(487)	(158)

Ending balance	$15,201	$14,946	$16,597	$16,543	$16,339

Nonperforming Assets:
Nonaccrual loans	$3,383	$5,417	$4,132	$6,419	$5,168
Foreclosed real estate	1,400	1,690	975	1,389	1,419
Repossessions	55	14	29	26	1
Loans 90 days or more past due and still accruing	11	—	—	—	—

Nonperforming assets	$4,849	$7,121	$5,136	$7,834	$6,588

Asset Quality Ratios:
Nonaccrual loans and leases as a percentage of loans held for investment	0.25%	0.41%	0.32%	0.50%	0.42%
Nonperforming assets as a percentage of:
Total assets	0.25%	0.36%	0.27%	0.42%	0.36%
Loans held for investment plus foreclosed property	0.36%	0.54%	0.40%	0.61%	0.53%
Annualized net charge-offs as a % of average loans held for investment	0.19%	0.77%	0.38%	0.15%	0.05%
Allowance for credit losses as a percentage of loans held for investment	1.14%	1.13%	1.28%	1.29%	1.32%
Ratio of allowance for credit losses to nonaccrual loans	4.49	2.76	4.02	2.58	3.16

Restructured loans performing according to modified terms	$302	$313	$327	$344	$354

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Three Months Ended December 31,
	2005			2004
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in thousands)
Earning Assets:
Loans:
Held for Investment (2)
Taxable	$1,325,231	$23,820	7.13%	$1,229,827	$20,473	6.62%
Tax-Exempt	1,627	33	8.04%	5,105	69	5.41%

Total	1,326,858	23,853	7.13%	1,234,932	20,542	6.62%
Securities Available for Sale:
Taxable	290,546	3,318	4.53%	259,051	2,456	3.77%
Tax-Exempt	149,707	2,358	6.25%	121,583	1,961	6.42%

Total	440,253	5,676	5.11%	380,634	4,417	4.62%
Held to Maturity Securities:
Taxable	394	4	4.03%	410	4	3.88%
Tax-Exempt	24,066	494	8.14%	33,811	696	8.18%

Total	24,460	498	8.08%	34,221	700	8.13%
Interest Bearing Deposits with Banks	34,650	341	3.90%	34,271	197	2.29%
Fed Funds Sold	—	—		—	—

Total Earning Assets	1,826,221	$30,368	6.60%	1,684,058	$25,856	6.11%
Other Assets	156,190			147,965

Total	$1,982,411			$1,832,023

Interest-Bearing Liabilities:
Demand Deposits	$149,318	$106	0.28%	$153,999	$95	0.25%
Savings Deposits	371,081	1,496	1.60%	383,876	866	0.90%
Time Deposits	682,573	5,624	3.27%	605,185	3,688	2.42%
Short-term Borrowings (5)	267,450	2,606	3.87%	252,400	2,138	3.37%
Long-term Borrowings	67,467	774	4.55%	17,020	245	5.73%

Total Interest-bearing Liabilities	1,537,889	10,606	2.74%	1,412,480	7,032	1.98%
Demand Deposits	233,955			224,305
Other Liabilities	15,516			11,980
Stockholders’ Equity	195,051			183,258

Total	$1,982,411			$1,832,023

Net Interest Income		$19,762			$18,824

Net Interest Rate Spread (3)			3.86%			4.13%

Net Interest Margin (4)			4.29%			4.45%

(1)	Fully Taxable Equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average interest earning assets.

(5)	FHLB advances are included in short-term borrowings due to quarterly call options.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Twelve Months Ended December 31,
	2005			2004
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in thousands)
Earning Assets:
Loans:
Held for Investment (2)
Taxable	$1,299,328	$89,909	6.92%	$1,154,166	$76,519	6.63%
Tax-Exempt	2,692	177	6.58%	4,965	297	5.98%

Total	1,302,020	90,086	6.92%	1,159,131	76,816	6.63%
Securities Available for Sale:
Taxable	262,715	11,062	4.21%	313,033	12,094	3.86%
Tax-Exempt	144,242	9,193	6.37%	110,904	7,474	6.74%

Total	406,957	20,255	4.98%	423,937	19,568	4.62%
Held to Maturity Securities:
Taxable	399	15	3.76%	419	25	5.97%
Tax-Exempt	28,336	2,269	8.01%	35,535	2,853	8.03%

Total	28,735	2,284	7.95%	35,954	2,878	8.00%
Interest Bearing Deposits with Banks	32,100	1,077	3.36%	32,430	591	1.82%
Fed Funds Sold	—	—		60	1	1.67%

Total Earning Assets	1,769,812	$113,702	6.42%	1,651,512	$99,854	6.05%
Other Assets	153,410			155,329

Total	$1,923,222			$1,806,841

Interest-Bearing Liabilities:
Demand Deposits	$152,774	$401	0.26%	$149,502	$366	0.24%
Savings Deposits	368,339	4,309	1.17%	366,074	3,112	0.85%
Time Deposits	661,498	19,321	2.92%	615,346	15,001	2.44%
Short-term Borrowings (5)	272,388	9,721	3.57%	240,593	7,587	3.15%
Long-term Borrowings	33,995	2,129	6.26%	17,014	888	5.22%

Total Interest-bearing Liabilities	1,488,994	35,881	2.41%	1,388,529	26,954	1.94%
Demand Deposits	228,781			212,777
Other Liabilities	14,772			27,093
Stockholders’ Equity	190,675			178,442

Total	$1,923,222			$1,806,841

Net Interest Income		$77,821			$72,900

Net Interest Rate Spread (3)			4.01%			4.11%

Net Interest Margin (4)			4.40%			4.41%

(1)	Fully Taxable Equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average interest earning assets.

(5)	FHLB advances are included in short-term borrowings due to quarterly call options.